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                                                                     EXHIBIT 1.1

                                                          Draft - March 15, 2002


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                               CROSS COUNTRY, INC.
                            (a Delaware corporation)


                        9,000,000 Shares of Common Stock




                               PURCHASE AGREEMENT






Dated: March [20], 2002



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                                TABLE OF CONTENTS

                                                                      PAGE

Section 1.  Representations and Warranties.............................2

      (a)   Representations and Warranties by the Company..............2
      (b)   Representations and Warranties by each of the Selling
            Shareholders..............................................12
      (c)   Officer's Certificates....................................15

Section 2.  Sale and Delivery to Underwriters; Closing................16

      (a)   Initial Securities........................................16
      (b)   Option Securities.........................................16
      (c)   Payment...................................................16
      (d)   Denominations; Registration...............................17

Section 3.  Covenants of the Company..................................17

      (a)   Compliance with Securities Regulations and Commission
            Requests..................................................17
      (b)   Filing of Amendments......................................18
      (c)   Delivery of Registration Statements.......................18
      (d)   Delivery of Prospectus....................................19
      (e)   Continued Compliance with Securities Laws.................19
      (f)   Blue Sky Qualifications...................................19
      (g)   Rule 158..................................................20
      (h)   Listing...................................................20
      (i)   Restriction on Sale of Securities.........................20
      (j)   Reporting Requirements....................................20

Section 4.  Payment of Expenses.......................................21

      (a)   Expenses..................................................21
      (b)   Expenses of the Selling Shareholders......................21
      (c)   Termination of Agreement..................................21
      (d)   Allocation of Expenses....................................22

Section 5.  Conditions of Underwriters' Obligations...................22

      (a)   Effectiveness of Registration Statement...................22
      (b)   Opinion of Counsel for Company............................22
      (c)   Opinion of Counsel for the Selling Shareholders...........22
      (d)   Opinion of Counsel for Underwriters.......................23
      (e)   Officers' Certificate.....................................23
      (f)   Certificate of each Selling Shareholder...................23
      (g)   Accountant's Comfort Letters..............................23
      (h)   Bring-down Comfort Letters................................24


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                                TABLE OF CONTENTS
                                   (continued)

                                                                     PAGE

      (i)   Approval of Listing.......................................24
      (j)   No Objection..............................................24
      (k)   Lock-up Agreements........................................24
      (l)   Form W-8 or W-9...........................................24
      (m)   Conditions to Purchase of Option Securities...............24
      (n)   Additional Documents......................................25
      (o)   Termination of Agreement..................................25

Section 6.  Indemnification...........................................26

      (a)   Indemnification of the Underwriters by the Company........26
      (b)   Indemnification of the Underwriters by the Selling
            Shareholders..............................................27
      (c)   Indemnification of Company, Directors and Officers and
            Selling Shareholders......................................27
      (d)   Actions against Parties; Notification.....................28
      (e)   Settlement without Consent if Failure to Reimburse........28
      (f)   Other Agreements with Respect to Indemnification..........29

Section 7.  Contribution..............................................29

Section 8.  Representations, Warranties and Agreements to Survive
            Delivery..................................................31

Section 9.  Termination of Agreement..................................31

      (a)   Termination; General......................................31
      (b)   Liabilities...............................................31

Section 10. Default by One or More of the Underwriters................31

Section 11. Default by one or More of the Selling Shareholders........32

Section 12. Notices...................................................33

Section 13. Parties...................................................33

Section 14. GOVERNING LAW AND TIME....................................34

Section 15. Effect of Headings........................................34




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                                TABLE OF CONTENTS
                                   (continued)

                                                                    PAGE


SCHEDULES
      Schedule A - List of Underwriters..........................Sch A-1
      Schedule B - List of Selling Shareholders .................Sch B-1
      Schedule C - Pricing Information...........................Sch C-1
      Schedule D - List of Persons Subject to Lock-up............Sch D-1
      Schedule E - List of Subsidiaries of the Company...........Sch E-1


EXHIBITS

      Exhibit A -1  Form of Opinion of Company's Counsel...........A-1-1
      Exhibit A -2  Form of Opinion of Selling Shareholders'
                    Counsel........................................A-2-1
      Exhibit B - Form of Lock-up Letter.............................B-1






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                               CROSS COUNTRY, INC.

                            (a Delaware corporation)

                        9,000,000 Shares of Common Stock

                          (Par Value $.0001 Per Share)

                               PURCHASE AGREEMENT

                                                                March [20], 2002


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Salomon Smith Barney Inc.
Banc of America Securities LLC
CIBC World Markets, Inc.
SunTrust Capital Markets, Inc.
as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
North Tower
New York, New York  10080

Ladies and Gentlemen:

            Cross Country, Inc., a Delaware corporation (the "Company"), and the persons listed in Schedule B hereto under the heading "Selling Shareholders" (the "Selling Shareholders"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Salomon Smith Barney Inc., Banc of America Securities LLC, CIBC World Markets, Inc. and SunTrust Capital Markets, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.0001 per share, of the Company ("Common Stock") set forth in said Schedules A and B hereto, and with respect to the grant by the Selling

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Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,350,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 9,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,350,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

            The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-83450) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information". Each Form of Prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of Prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

            Section 1. REPRESENTATIONS AND WARRANTIES.

            (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time


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referred to in Section 2(c) hereof, and if any Option Securities are purchased, as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

            Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.


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            (ii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iii) FINANCIAL STATEMENTS. The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated Subsidiaries, Cross Country Staffing, Inc. partnership (the "Predecessor Entity"), TravCorps Corporation and ClinForce, Inc. (collectively, the "Acquired Entities") at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries, the Predecessor Entity and the Acquired Entities for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected consolidated financial and other data and the summary consolidated financial and other information of the Company included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (iv) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.


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            (v) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (vi) GOOD STANDING OF SUBSIDIARIES. (A) Each Subsidiary of the Company set forth on Schedule E hereto (which lists all subsidiaries of the Company) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

            (B) Except as disclosed in the Prospectus, there are no encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any distributions on such Subsidiary's capital stock, (ii) to make any loans or advances to, or investments in the Company or any other Subsidiary, or (iii) to transfer any of its property or assets to the Company or any other Subsidiary.

            (vii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company, including, without


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      limitation, the Securities to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The shares of issued and outstanding capital stock of the Company have been issued in compliance, in all material respects, with all federal and state securities laws. Except as disclosed in the Prospectus, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company's stock option and purchase plans and the options or other rights granted and exercised thereunder set forth in the Prospectus accurately and fairly describe, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

            (viii) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

            (ix) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

            (x) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any


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      Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

            (xi) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

            (xii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

            (xiii) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

            (xiv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information,

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      systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

            (xv) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

            (xvi) POSSESSION OF LICENSES AND PERMITS. The Company and its Subsidiaries possess required permits, licenses (including, without limitation, any state nursing pool licenses), provider numbers, certificates, approvals, accreditations (including, without limitation, accreditation required by the Joint Commission on Accreditation of Healthcare Organizations), consents and other authorizations (collectively, "Governmental Licenses") issued by, and have made all required declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (including, without limitation, the Governmental Licenses as are required under such federal and state healthcare laws as are applicable to the Company and its Subsidiaries; to the best knowledge of the Company, the individual nurses and other personnel that the Company and its subsidiaries have placed or intend to place with clients have obtained all necessary Governmental Licenses to be legally qualified to serve at the facilities and in the positions in which they are staffed and the Company takes reasonable measures to ensure that all such nurses and other personnel possess such Governmental Licenses; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect;

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      and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xvii) NO FEES FROM THIRD-PARTY PAYORS. None of the Company or any of its Subsidiaries receives fees, compensation or reimbursement of any kind for any of its services from any governmental or other third-party payor, including, without limitation, from third-party payors such as Medicare, Medicaid, Medi-Cal, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors (including, without limitation, Blue Cross plans).

            (xviii) LICENSURE OF NURSES AND OTHER HEALTHCARE PROFESSIONALS. The Company has established and shall administer, except to the extent that a failure to do so would not reasonably be expected to result in a Material Adverse Effect, a compliance program (including a written compliance policy) applicable to the Company and its Subsidiaries, to assist the Company, its Subsidiaries and the directors, officers and employees of the Company and its Subsidiaries, in complying with applicable federal and state guidelines (including, without limitation, guidelines imposed by OSHA and JCAHO (including its Comprehensive Accreditation Manual for Hospitals)) for the due qualification and licensure of registered nurses and other healthcare professionals that the Company and its Subsidiaries place through their staffing businesses.

            (xix) TITLE TO PROPERTY. Except to the extent specifically disclosed in the Prospectus, the Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company or any of its Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

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            (xx) INVESTMENT COMPANY ACT. None of the Company or any of its
      Subsidiaries is, and upon the sale of the Securities as herein contemplated none of them will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (xxi) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances (including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde, insulation, petroleum or petroleum products) (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries (including, without limitation, any claims relating to the purchases and other corporate transactions involving the current Subsidiaries and predecessor entities which currently are integrated with the Company and its Subsidiaries) and
      (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (xxii) REGISTRATION RIGHTS. Except as disclosed in the Prospectus under the caption "Shares Eligible for Future Sale - Registration Rights" there are no persons with registration rights or other similar rights to have any securities of the Company or any of its Subsidiaries registered pursuant to the Registration Statement or otherwise registered by the Company or any other person under the 1933 Act.

            (xxiii) INSURANCE. The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such loses and risks and in such amounts as are prudent and customary in the industries in which the Company and its Subsidiaries operate; none of the Company or any of its Subsidiaries has been refused any material insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its operations except where the failure to renew or maintain such coverage would not reasonably be expected to result in a Material Adverse Effect. The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for officers' and directors' liability insurance of a public company and as the Company believes would cover claims which would reasonably be expected to be made in connection with the issuance of the Securities; and the Company has no reason to believe that it will not be able to renew its existing directors' and officers' liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

            (xxiv) TAX RETURNS AND PAYMENT OF TAXES. The Company and its Subsidiaries have timely filed all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension, or any incorrectness would not reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not reasonably be expected to result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in
      Section 1(a)(iii) above in accordance with GAAP in respect of all Federal, state, local and foreign taxes for all periods as to which the tax liability of the Company and its Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities except (A) for taxes incurred after the date of the financial statements referred to in Section 1(a)(iii) or (B) where the failure to provide for such charges, accruals and reserves would not reasonably be expected to result in a Material Adverse Effect. None of the Company or its Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

            (xxv) NO STABILIZATION OR MANIPULATION. Neither the Company nor any of its Subsidiaries or, to the best of their knowledge, any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act").

            (xxvi) CERTAIN TRANSACTIONS. Except as disclosed in the Prospectus, there are no outstanding loans, advances, or guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them that would be required to be so disclosed under the 1933 Act, the 1933 Act Regulations or Form S-1.

            (xxvii) STATISTICAL AND MARKET DATA. The statistical and market-related data included in the Prospectus are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable in all material respects and the statistical and market-related data included in the Prospectus agrees with the sources from which it was derived in all material respects.

            (xxviii) ACCOUNTING AND OTHER CONTROLS. The Company has established a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions were, are and will be executed in accordance with management's general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets was, is and will be permitted only in accordance with a management's general or specific authorizations; and (iv) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

            (b) REPRESENTATIONS AND WARRANTIES BY EACH OF THE SELLING SHAREHOLDERS. Each Selling Shareholder severally and not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

            (i) ACCURATE DISCLOSURE. The information furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement and any amendment or supplement thereto does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the information furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Prospectus or any preliminary prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder under this Agreement by any information concerning the Company or any subsidiary of the Company which is not set forth in any preliminary prospectus or the Prospectus.

            (ii) AUTHORIZATION OF AGREEMENTS. Each Selling Shareholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

            (iii) RECORD AND BENEFICIAL OWNERSHIP. Such Selling Shareholder (i) is at the date hereof the record and beneficial owner of the Securities to be sold by such Selling Shareholder under this Agreement, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, equity or charge of any kind, other than pursuant to this Agreement, (ii) will be at the Closing Time and, if any Option Securities are purchased from such Selling Shareholder, on the Date of Delivery, the record and beneficial owner of the Securities to be sold by such Selling Shareholder under this Agreement, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, equity or charge of any kind, other than pursuant to this Agreement, and
      (iii) has no knowledge of
      any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code) that has been or that may be asserted against any of the Securities to be sold by such Selling Shareholder under this Agreement.

            (iv) DUE EXECUTION OF POWER OF ATTORNEY AND CUSTODY AGREEMENT. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney and Custody Agreement with Joseph A. Boshart, Emil Hensel, Karen H. Bechtel and Thomas C. Dircks as attorneys-in-fact (the "Attorneys-in-Fact") and the Company, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in
      Section 5(f) of this Agreement or that may be required pursuant to Sections 5(m) and 5(n) of this Agreement on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

            (v) ABSENCE OF MANIPULATION. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of Regulation M under the 1934 Act.

            (vi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities being sold by such Selling Shareholder hereunder or the consummation of the transactions contemplated by this Agreement except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

            (vii) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Prospectus with respect to Charterhouse Equity Partners III, L.P., CHEF Nominees Limited, Morgan Stanley Dean Witter Capital Partners IV, L.P. and related private equity funds (collectively, "Morgan Stanley Private Equity") and related entities and Bruce A. Cerullo and during a period of 60 days from the date of the Prospectus with respect to DB Capital Investors, L.P. and The Northwestern Mutual Life Insurance Company, such Selling Shareholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or acquired after the date of the Prospectus or with respect to which such Selling Shareholder has or acquires the power or disposition, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

            (viii) CERTIFICATES SUITABLE FOR TRANSFER. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

            (ix) NO ASSOCIATION WITH NASD. Except as expressly set forth in the NASD Questionnaire of such Selling Shareholder previously delivered to the Underwriters, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning paragraph (dd) of Article I of the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

            (c) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of a Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

            Section 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

            (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule C, the number of Initial Securities set forth in Schedule A or B opposite the name of such Underwriter, or Selling Shareholder, as the case may be, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

            (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,350,000 shares of Common Stock at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares. If the option is exercised for a portion, but not all, of the Option Securities, each Selling Shareholder will sell that proportion of the total number of Option Securities then being purchased which the number of Securities set forth in Schedule B in the column titled "Maximum Number of Option Securities" opposite the name of such Selling Shareholder bears to the total number of Option Securities.

            (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

            In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Selling Shareholders.

            Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to a bank account designated by the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

            (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

            Section 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

            (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule

      430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

            (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or, if requested by the Representatives, will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and copies of all signed consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) DELIVERY OF PROSPECTUS. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

            (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

            (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (h) LISTING. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

            (i) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

            (j) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934

      Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

            Section 4. PAYMENT OF EXPENSES.

            (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

            (b) EXPENSES OF THE SELLING SHAREHOLDERS. The Selling Shareholders, severally, and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and (ii) the fees and disbursements of their respective counsel and accountants.

            (c) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

            (d) ALLOCATION OF EXPENSES. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

            Section 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company, any Subsidiary of the Company, or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

            (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

            (b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Proskauer Rose LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request.

            (c) OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of each counsel for the Selling Shareholders (which counsel shall be reasonably satisfactory to the Representatives), each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto and to such other effect as counsel for the Underwriters may reasonably request. The provisions of this Section 5(c) shall not apply to CHEF Nominees Limited, except for the opinion contained in paragraph (vi) in Exhibit A-2 hereto.

            (d) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance reasonably satisfactory to the Underwriters.

            (e) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President and Chief Executive Officer and the Chief Financial Officer and Chief Operating Officer, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and
      (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened or are contemplated by the Commission.

            (f) CERTIFICATE OF EACH SELLING SHAREHOLDER. At Closing Time, the Representatives shall have received a certificate of each Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in
      Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and
      (ii) such Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

            (g) ACCOUNTANT'S COMFORT LETTERS. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

            (h) BRING-DOWN COMFORT LETTERS. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

            (i) APPROVAL OF LISTING. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

            (j) NO OBJECTION. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements with respect to the Securities.

            (k) LOCK-UP AGREEMENTS. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

            (l) FORM W-8 OR W-9. At the date of this Agreement, the Representatives shall have received form W-8 or W-9, as required, signed by each Selling Shareholder.

            (m) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company or any Subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                  (i) OFFICERS' CERTIFICATE. A certificate, dated such Date of
            Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                  (ii) CERTIFICATE OF SELLING SHAREHOLDERS. A certificate, dated such Date of Delivery, of each Selling Shareholder selling Option Securities confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

                  (iii) OPINION OF COUNSEL FOR COMPANY. The favorable opinion of: Proskauer Rose LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iv) OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS. The
            favorable opinion of each counsel for the Selling Shareholders selling Option Securities (which counsel shall be reasonably satisfactory to the Representatives), in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (v) OPINION OF COUNSEL FOR UNDERWRITERS. The favorable opinion of Debevoise & Plimpton, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (vi) BRING-DOWN COMFORT LETTERS. A letter from Ernst & Young in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

            (n) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

            (o) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

            Section 6. INDEMNIFICATION.

            (a) INDEMNIFICATION OF THE UNDERWRITERS BY THE COMPANY. The Company, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (a) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and (b) with respect to any preliminary prospectus to the extent that it shall be proved that any such loss, liability, claim, damage or expense of such Underwriter resulted solely from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to Closing Time, a copy of the Prospectus (if applicable, as amended or supplemented) if the Company has previously furnished copies thereof (sufficiently in advance of Closing Time to allow for distribution by Closing Time) to such Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in or omitted (or allegedly omitted) from the preliminary prospectus that was corrected or included in the Prospectus (if applicable, as amended or supplemented) prior to Closing Time.

            (b) INDEMNIFICATION OF THE UNDERWRITERS BY THE SELLING SHAREHOLDERS. Each of the Selling Shareholders severally and not jointly agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and conformity with written information furnished to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) PROVIDED, HOWEVER, that the liability of any Selling Shareholder pursuant to this Section 6(b) shall be limited to the net proceeds received by such Selling Shareholder from the Securities purchased by the Underwriters from such Selling Shareholder pursuant to this Agreement; and PROVIDED FURTHER that (subject to Section 6(d) below) in the case of subsection (a)(ii), only if such settlement is effected with the Selling Shareholder's prior written consent.

            (c) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS AND SELLING SHAREHOLDERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Shareholder and each person, if any, who controls each Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (d) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (e) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            (f) OTHER AGREEMENTS WITH RESPECT TO INDEMNIFICATION. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

            Section 7. CONTRIBUTION. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds (i.e., after deducting the total underwriting discount) from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

            The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Selling Shareholder from the sale of Securities pursuant to this Agreement. Each Selling Shareholder shall be obligated under this Section 7 only with respect to untrue statements or omissions made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

            The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

            Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

            Section 9. TERMINATION OF AGREEMENT.

            (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

            (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

            Section 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Shareholders to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

            No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

            In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Option Securities, as the case may be, either the Representatives or the Company and the Selling Shareholders shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for a Underwriter under this Section 10.

            Section 11. DEFAULT BY ONE OR MORE OF THE SELLING SHAREHOLDERS.

            If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

            In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

            Section 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, North Tower, New York, New York 10281-1201, attention of Oliver T. Moses and Syndicate Operations, with a copy to Debevoise & Plimpton, 919 Third Avenue, New York, New York, attention of Steven J. Slutzky; and notices to the Company shall be directed to it at 6551 Park of Commerce Blvd., Suite 200, Boca Raton, Florida 33487, attention of Joseph Boshart, President and CEO, with a copy to Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, attention of Stephen W. Rubin and notices to each Selling Shareholder shall be given to Custodian at such address provided for in the Power of Attorney and Custody Agreement.

            Section 13. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

            Section 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE

LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY
TIME.

            Section 15. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company and the Selling Shareholders in accordance with its terms.

                                    Very truly yours,

                                    CROSS COUNTRY, INC.


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:




                                    Each of the SELLING SHAREHOLDERS
                                    Named in Schedule B Hereto


                                    By:
                                        --------------------------------
                                        Name:
                                        As Attorney-in-Fact acting on behalf of
                                        the Selling Shareholders named in
                                        Schedule B hereto.

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC
CIBC WORLD MARKETS, INC.
SUNTRUST CAPITAL MARKETS, INC.



By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By:
   ---------------------------------
    Authorized Signatory

For themselves and as Representatives of the other
Underwriters named in Schedule A hereto

                                   SCHEDULE A


                                                              Number of
                                                               Initial
      Name of Underwriter                                     Securities
      -------------------                                     ----------

Merrill Lynch, Pierce, Fenner & Smith Incorporated.........
Salomon Smith Barney Inc.
Bank of America Securities LLC
CIBC World Markets, Inc.
SunTrust Capital Markets, Inc.

Total......................................................    9,000,000
                                                             ===========



                                    Sch. A-1

                                   SCHEDULE B


                                                        Number of     Maximum Number
                                                         Initial       of Option
         Name of Selling Shareholder                    Securities     Securities
         ---------------------------                    ----------     ----------

Charterhouse Equity Partners III, L.P. .............     5,165,151       774,773
Morgan Stanley Dean Witter Capital Partners IV, L.P.
and related private equity funds ...................     3,235,666       485,350
DB Capital Investors, L.P. .........................       312,272        46,841
The Northwestern Mutual Life Insurance Company .....       156,138        23,421
Bruce A. Cerullo ...................................       127,536        19,130
CHEF Nominees Limited ..............................         3,237           485
Total ..............................................     9,000,000     1,350,000
                                                         =========     =========




                                    Sch. B-1

                                   SCHEDULE C

                               CROSS COUNTRY, INC.

                        9,000,000 Shares of Common Stock

                          (Par Value $.0001 Per Share)

            1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be $o.

            2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $o, being an amount equal to the public offering price set forth above less $o per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.



                                    Sch. C-1

                                   SCHEDULE D

                     ENTITIES AND PERSONS SUBJECT TO LOCK-UP



Charterhouse Equity Partners III, L.P.
Morgan Stanley Dean Witter Capital Partners IV, LP
Karen H. Bechtel
Joseph A. Boshart
W. Larry Cash
Bruce A. Cerullo
Thomas C. Dircks
A. Lawrence Fagan
Emil Hensel
M. Fazle Husain
Joseph Swedish
Joseph Trunfio
Vicki Anenberg
Kevin Conlin
Annette Gardner
Dr. Franklin A. Shaffer
Tony Sims
Jonathan Ward
Carol D. Westfall
Morgan Stanley Venture Investors III, L.P.
The Morgan Stanley Venture Partners Entrepreneur Fund, L.P.
Morgan Stanley Venture Partners III, L.P.
MSDW IV 892 Investors L.P.
DB Capital Investors
The Northwestern Mutual Life Insurance Company
CHEF Nominees Limited



                                    Sch. D-1

                                   SCHEDULE E

                       SUBSIDIARIES OF CROSS COUNTRY, INC.


ClinForce, Inc.
Cejka & Company
E-Staff, Inc.
Cross Country Seminars, Inc.
CC Staffing, Inc.
Cross Country Local, Inc.
CFRC, Inc.
TVCM, Inc.
Cross Country TravCorps Inc. Limited
[NovaPro]
[New Consulting Company]




                                    Sch. E-1

                                                                     Exhibit A-1


                      FORM OF OPINION OF PROSKAUER ROSE LLP
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

            (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

            (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed on Schedule A attached to this opinion.

            (iv) The authorized and, to our knowledge, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock, including, without limitation, the Securities to be sold by the Selling Shareholders, have been duly authorized and validly issued and, to our knowledge, are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company known to us.

            (v) To our knowledge, the sale of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

            (vi) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed on Schedule B attached to this opinion; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, to our knowledge is fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary known to us.


                                      A-1-1

            (vii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

            (viii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

            (ix) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

            (x) To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

            (xi) The information in the Prospectus under "Risk Factors - Because our principal stockholders control us, they will be able to determine the outcome of all matters submitted to our Stockholders for approval, regardless of the preference of the minority stockholders", "Business - Facilities", "Business
- Regulatory Issues", "Business - Legal Proceedings", "Description of Capital Stock - Common Stock", "Description of Capital Stock - Preferred Stock", "Certain Federal Income Tax Considerations" and in the Registration Statement under Item 14 and Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

            (xii) To our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.


                                     A-1-2

            (xiii) All descriptions in the Prospectus of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

            (xiv) To the best of our knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

            (xv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the issuance, sale or delivery of the Securities.

            (xvi) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument (a) filed as an exhibit to the Registration Statement or (b) listed on a certificate of the Chief Financial Officer of the Company attached hereto as Exhibit A (which purports to identify all material contracts or groups of similar contracts that are material in the aggregate to the Company and its subsidiaries taken as a whole and to which the Company or any of its subsidiaries is a party), to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable


                                     A-1-3
law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

            (xvii) To our knowledge, the Company and its Subsidiaries possess required Governmental Licenses issued by, and have made all required declarations and filings with, the appropriate regulatory agencies or bodies necessary to conduct the business now operated by them, and the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and, to our knowledge, neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xviii) To our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act other than as described in the Prospectus.

            (xix) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

            Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable) (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or


                                     A-1-4
other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).



                                     A-1-5

                                                                     Exhibit A-2

             FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDER
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

            (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which [I][we] need express no opinion) is necessary or required to be obtained by the Selling Shareholder(s) for the performance by [each/the] Selling Shareholder of its obligations under the Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

            (ii) [Each/The] Power of Attorney and Custody Agreement has been duly executed and delivered by the [respective] Selling Shareholder(s) [named therein] and constitutes the legal, valid and binding agreement of [such/the] Selling Shareholder.

            (iii) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of [each/the] Selling Shareholder.

            (iv) [Each/The] Attorney-in-Fact has been duly authorized by the Selling Shareholder(s) to deliver the Securities on behalf of the Selling Shareholder(s) in accordance with the terms of the Purchase Agreement.

            (v) The execution, delivery and performance of the Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Selling Shareholder(s) with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Shareholder(s) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholder(s) pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which [any/the] Selling Shareholder is a party or by which [his/her/it/they] may be bound, or to which any of the property or assets of the Selling Shareholder(s) may be subject in each case of which we have knowledge nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholder(s), if applicable, or any law, administrative regulation, judgment or order of any governmental


                                     A-2-1
agency or body or any administrative or court decree having jurisdiction over [such/the] Selling Shareholder or any of its properties of which we have knowledge.

            (vi) Upon payment for the Securities to be sold by the Selling Shareholders to you as provided in the Purchase Agreement, the delivery of such Securities to such nominee as may be designated by The Depository Trust Company ("DTC"), the registration of such Securities in the name of such nominee and the crediting of such Securities on the records of DTC to security accounts in your name (assuming that neither you nor DTC have notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")) to such Securities or any security entitlement in respect thereof), (A) DTC shall be a protected purchaser of such Securities within the meaning of
Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, you will acquire a security entitlement in respect of such Securities and (C) no action based on an adverse claim (as defined in Section 8-102 of the UCC) to such security entitlement may be asserted against you.

            Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).



                                     A-2-2

                                                                       Exhibit B


   FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
                                  SECTION 5(i)



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Each of the other Representatives
        of the several Underwriters to be
        named in the within-mentioned
        Purchase Agreement
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

            Re:   Proposed Public Offering by Cross Country, Inc.
                  -----------------------------------------------

Dear Sirs:

            The undersigned, a stockholder of Cross Country, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and certain other underwriters propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the selling shareholders listed in Schedule B to the Purchase Agreement (the "Selling Shareholders") providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.0001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing restriction will not apply to Securities to be sold by the Selling Shareholders under the Purchase Agreement.

            Notwithstanding the foregoing, a transfer of Common Stock or other securities by gift (1) to a member of the immediate family of the undersigned, or (2) to a trust for the benefit of a member of the immediate family of the undersigned may be made, provided that prior to such transfer, the transferee agrees in a writing delivered to Merrill Lynch to be bound by the terms of this agreement.

            In addition, the undersigned agrees that the Company and/or Merrill Lynch may, and the undersigned will, (i) with respect to any shares of Common Stock for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares of Common Stock to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company.

            The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                    Very truly yours,



                                    Signature:
                                              --------------------------

                                    Print Name:
                                               -------------------------



                                      B-2